Exhibit 99.1

Grindr Inc. Delivers 33% Full Year 2024 Revenue Growth
Guidance of 24% or Greater Revenue Growth and 41%+ Adjusted EBITDA Margin in 2025
Announces $500 Million Common Stock Repurchase Program
LOS ANGELES, CA – March 5, 2025 – Grindr Inc. (NYSE: GRND) (“Grindr” or the “Company”), the Global Gayborhood in Your PocketTM, today posted its financial results for the fourth quarter and fiscal year ended December 31, 2024 in a Letter to Shareholders. The Letter to Shareholders can be accessed on Grindr’s Investor Relations website: https://investors.grindr.com/.
The Company also announced that its board of directors has authorized a two-year share repurchase program of up to $500 million of Grindr’s common stock. Under the program, the Company may make repurchases, from time to time, through open market purchases, block trades, in privately negotiated transactions, accelerated stock repurchase transactions, or by other means until March 2027.
“2024 was a landmark year for Grindr. In addition to delivering financial performance significantly above our initial expectations, we set our vision for building the Global Gayborhood, began to execute on an ambitious long-term product roadmap, strengthened our team, and significantly enhanced the functionality and performance of our app for our community,” said George Arison, CEO of Grindr. “With our 2025 guidance, we will continue to deliver another strong growth year. The foundation we’ve built in a short amount of time leaves me truly inspired about what Grindr can accomplish and tremendously enthusiastic about our long-term potential. This is underscored by the $500 million share repurchase program we are announcing today.”
On January 23, 2025, the Company announced that it would redeem all of its public and private warrants that remain unexercised as of 5:00 p.m., New York City time on February 24, 2025 (the “Redemption Date”), at a redemption price of $0.10 per warrant. Of the 37,359,825 warrants that were outstanding as of January 23, 2025, (i) an aggregate of 9,469,634 warrants were exercised on a cashless basis in exchange for the issuance of 3,418,518 shares of common stock; and (ii) 27,315,105 warrants were exercised for an aggregate of 27,315,105 shares of common stock at an exercise price of $11.50 per share, for aggregate cash proceeds to the Company of $314.1 million. A total of 575,086 warrants remained unexercised as of the Redemption Date, and the Company redeemed those warrants for an aggregate redemption price of $0.1 million. Following the Redemption Date, the Company had no warrants outstanding. In connection with the redemption, the public warrants listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “GRND.WS” ceased trading on the NYSE as of the close of trading on February 21, 2025, which was the last trading day prior to the Redemption Date, and were subsequently delisted. Shares of the Company’s common stock continue to trade on NYSE under the symbol “GRND”.
No Offer or Solicitation
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Grindr, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.
Earnings Webcast Information
Grindr will host a live webcast today at 2:00 p.m. Pacific Time to discuss the Company’s fourth quarter and fiscal year 2024 financial results. The webcast of the conference call can be accessed as follows:

Event: Grindr Fourth Quarter and Fiscal Year 2024 Earnings Conference Call
Date: Wednesday, March 5, 2025
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investors.grindr.com/

An archived webcast of the conference call will also be accessible on Grindr’s Investor Relations page, https://investors.grindr.com/.

Forward Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including our guidance for 2025. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements regarding our intentions, beliefs, current expectations or projections concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “upcoming,” “will” or the negative version of these words or other comparable words or phrases.
The forward-looking statements contained in this press release reflect our current views about our business and future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed in any forward-looking statement. There are no guarantees that any transactions or events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth in or contemplated by the forward-looking statements:
•our ability to retain existing users and add new users;
•the impact of the regulatory environment and complexities with compliance related to such environment, including maintaining compliance with privacy, data protection, and online safety laws and regulations and laws that will apply to any new products or services we introduce in the health and wellness sector;
•our ability to address privacy concerns and protect systems and infrastructure from cyber-attacks and prevent unauthorized data access;
•our ability to identify and consummate strategic transactions including strategic partnerships, acquisitions, or investments in complementary products, services, or technologies, including outside of our core product; and our ability to realize the intended benefit of such transactions;
•our success in retaining or recruiting directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles, and the strength of the Company’s team;
•our ability to respond to general economic conditions;
•competition in the dating and social networking products and services industry, and the performance and functionality of our app;
•our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner;
•our ability to successfully adopt generative artificial intelligence (“AI”) and machine learning (“ML”) processes and algorithms into our daily operations, including by deploying generative AI and ML into our products and services;
•our dependence on the integrity of third-party systems and infrastructure;
•our ability to protect our intellectual property rights from unauthorized use by third parties;
•whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters;
•the timing, price and quality of repurchases of shares of our common stock under our stock repurchase program, and our ability to fund any such repurchases;
•our expectations for strong growth in the upcoming year and long-term prospects and potential; and
•the effects of macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters, and wars or other regional conflicts.
In addition, statements that “Grindr believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subjects as of the date of any such statement. These statements are based upon information available to us as of the date they are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements, whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” included under Part I,

Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, in annual reports on Form 10-K we file thereafter, and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and you should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).
Non-GAAP Financial Measures
We use Adjusted EBITDA and Adjusted EBITDA margin, free cash flow, and free cash flow conversion, which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA adjusts for the impact of items that we do not consider indicative of the operational performance of our business. We define Adjusted EBITDA as net loss excluding income tax provision; interest expense, net; depreciation and amortization; stock-based compensation expense; gain in fair value of warrant liability; and severance expense, litigation-related costs, and other items, in each case that are unrelated to our core ongoing business operations. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.
Our management uses this measure internally to evaluate the performance of our business and this measure is one of the primary metrics by which management and other employees are compensated. We exclude the above items as some are non-cash in nature and others may not be representative of normal operating results. While we believe that Adjusted EBITDA and Adjusted EBITDA Margin are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with U.S. GAAP.
A reconciliation of net loss and net loss margin to Adjusted EBITDA and Adjusted EBITDA margin for the years ended December 31, 2024 and 2023, are presented below. We are not able to estimate net loss or net loss margin on a forward-looking basis or reconcile the guidance provided for Adjusted EBITDA margin to net loss margin on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA margin. In particular, the measures and effects of our stock-based compensation related to equity grants and the loss on changes in fair value of our warrant liability that, in each case, are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.
Free Cash Flow and Free Cash Flow Conversion
We define free cash flow as net cash provided by operating activities less capitalized software, development costs, and purchases of property and equipment. Free cash flow is an indicator of liquidity that provides information to our management and investors about the amount of cash generated from operations, after capitalized software development costs and purchases of property and equipment, that can be used to repay debt obligations and/or for strategic initiatives. Free cash flow conversion is calculated by dividing free cash flow for a period by Adjusted EBITDA for the same period. Free cash flow and free cash flow conversion do not represent our residual cash flow available for discretionary purposes and do not reflect our future contractual commitments. A reconciliation of net cash provided by operating activities and operating cash flow conversion to free cash flow and free cash flow conversion, respectively, for the years ended December 31, 2024 and 2023, are presented below.
The following table reconciles our non-GAAP financial measures to the most comparable GAAP financial measures for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
($ in thousands)	2024	2023
Reconciliation of net loss to Adjusted EBITDA
Net loss	$(131,001)	$(55,768)
Interest expense, net	25,616	46,007
Income tax provision	12,711	4,023
Depreciation and amortization	16,910	27,041
Litigation related costs (1)	1,190	2,339
Stock-based compensation expense	37,272	15,824
Change in fair value of warrant liability (2)	184,557	49,689
Severance expenses (3)	58	9,355
Management fees (4)	—	(97)
Loss on extinguishment of debt	—	11,582
Other expense (5)	—	163
Adjusted EBITDA	$147,313	$110,158
Revenue	$344,636	$259,691
Net loss margin	(38.0)%	(21.5)%
Adjusted EBITDA Margin	42.7%	42.4%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$94,957	$36,147
Less:
Capitalized development software costs and purchases of property and equipment	(5,345)	(4,230)
Free cash flow	$89,612	$31,917
Free cash flow conversion	60.8%	29.0%
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(1)Litigation-related costs primarily represent external legal fees associated with outstanding litigation or regulatory matters, including fees incurred in connection with the potential Norwegian Data Protection Authority fine and Communications Workers of America AFL-CIO unionization.
(2)Change in fair value of warrant liability relates to the Warrants that were remeasured as of December 31, 2024 and 2023.
(3)Severance expense relates to severance incurred for employees who elected not to relocate or participate in our hybrid working model involving a multi-phase return-to-office plan and other severance arrangements.
(4)Management fees represent administrative costs associated with San Vicente Holdings LLC's administrative role in managing financial relationships and providing directive on strategic and operational decisions, which ceased to continue after the Business Combination. In September 2023, certain management fees previously accrued were forgiven.
(5)Other represents other costs that are unrelated to our core ongoing business operations.
(6)Operating cash flow conversion represents net cash provided by operating activities as a percentage of net loss.

Trademarks
This press release may contain trademarks of Grindr. Solely for convenience, trademarks referred to in this press release may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that Grindr will not assert, to the fullest extent under applicable law, its rights to these trademarks.
About Grindr Inc.
With more than 14.5 million average monthly active users, Grindr has grown to become the Global Gayborhood in Your PocketTM, on a mission to make a world where the lives of our global community are free, equal, and just. Available in 190 countries and territories, Grindr is often the primary way for its users to connect, express themselves, and discover the world around them. Since 2015, Grindr for Equality has advanced human rights, health, and safety for millions of LGBTQ+ people in partnership with organizations in every region of the world. Grindr has offices in West Hollywood, the Bay Area, Chicago, and New York. The Grindr app is available on the App Store and Google Play.

Investors:
IR@grindr.com

Media:
Press@grindr.com